EXHIBIT 10.2

                        CONSENT OF WHEELER WASOFF, P.C.










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                              Wheeler Wasoff, P.C.
                          Certified Public Accountants


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to use in this Registration Statement of Bravo Resources Ltd. (the "Company") on Form SB-1, of our report dated May 12, 2003 (except for
Note 7, as to which the date is October 1, 2003) relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                                  /s/ Wheeler Wasoff, P.C.


Denver, Colorado
October 14, 2003